                        DORAL FINANCIAL CORPORATION
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                  EXHIBIT 12.1


                                                                                        YEAR ENDED DECEMBER 31,
                                                                   ----------------------------------------------------------------
                                                                       1998           1997        1996          1995         1994
                                                                   ------------   -----------  ----------    ----------   ---------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                        $ 59,839      $ 37,797      $31,279      $22,060      $18,745
  Plus:
     Fixed Charges (excluding capitalized interest)                    115,894        62,269       47,130       44,442       23,996
                                                                      --------      --------      -------      -------      -------

TOTAL EARNINGS                                                        $175,733      $100,066      $78,409      $66,502      $42,741
                                                                      ========      ========      =======      =======      =======

FIXED CHARGES:
     Interest expensed and capitalized                                $114,396      $ 60,912      $45,857      $43,380      $23,252
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                   544           526          586          372           83
     An estimate of the interest component within rental expense         1,080           831          687          690          661
                                                                      --------      --------      -------      -------      -------

TOTAL FIXED CHARGES                                                    116,020        62,269       47,130       44,442       23,996
                                                                      ========      ========      =======      =======      =======

RATIO OF EARNINGS TO FIXED CHARGES                                        1.51          1.61         1.66         1.50         1.78
                                                                      ========      ========      =======      =======      =======




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                        $ 59,839      $ 37,797      $31,279      $22,060      $18,745
  Plus:
     Fixed Charges (excluding capitalized interest)                     98,456        52,255       41,604       41,081       22,891
                                                                      --------      --------      -------      -------      -------

TOTAL EARNINGS                                                        $158,295      $ 90,052      $72,883      $63,141      $41,636
                                                                      ========      ========      =======      =======      =======

FIXED CHARGES:
     Interest expensed and capitalized                                $ 96,916      $ 50,898      $40,331      $40,019      $22,147
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                   544           526          586          372           83
     An estimate of the interest component within rental expense         1,080           831          687          690          661
                                                                      --------      --------      -------      -------      -------

TOTAL FIXED CHARGES                                                     98,540        52,255       41,604       41,081       22,891

RATIO OF EARNINGS TO FIXED CHARGES                                        1.61          1.72         1.75         1.54         1.82
                                                                      ========      ========      =======      =======      =======


                           DORAL FINANCIAL CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       AND PREFERENCE SECURITY DIVIDENDS

                                                                  EXHIBIT 12.1


                                                                                       YEAR ENDED DECEMBER 31,
                                                                   ----------------------------------------------------------------
                                                                       1998           1997        1996          1995         1994
                                                                   ------------   -----------  ----------    ----------   ---------

INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                        $ 59,839      $ 37,797      $31,279      $22,060      $18,745
  Plus:
     Fixed Charges (excluding capitalized interest)                    115,894        62,269       47,130       44,442       23,996
                                                                      --------      --------      -------      -------      -------

TOTAL EARNINGS                                                        $175,733      $100,066      $78,409      $66,502      $42,741
                                                                      ========      ========      =======      =======      =======

FIXED CHARGES:
     Interest expensed and capitalized                                $114,396      $ 60,912      $45,857      $43,380      $23,252
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                   544           526          586          372           83
     An estimate of the interest component within rental expense         1,080           831          687          690          661
                                                                      --------      --------      -------      -------      -------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                         116,020        62,269       47,130       44,442       23,996
                                                                      --------      --------      -------      -------      -------

Preferred dividend requirements                                            676           130           14          187          325
Ratio of pre tax income to net income                                    1.133         1.161        1.156        1.127        1.198
                                                                      --------      --------      -------      -------      -------

PREFERRED DIVIDEND FACTOR                                                  766           151           16          211          389
                                                                      --------      --------      -------      -------      -------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                 $116,786      $ 62,420      $47,147      $44,653      $24,386
                                                                      ========      ========      =======      =======      =======

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS      1.50          1.61         1.67         1.49         1.76
                                                                      ========      ========      =======      =======      =======



EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                        $ 59,839      $ 37,797      $31,279      $22,060      $18,745
  Plus:
     Fixed Charges (excluding capitalized interest)                     98,456        52,255       41,604       41,081       22,891
                                                                      --------      --------      -------      -------      -------

TOTAL EARNINGS                                                        $158,295      $ 90,052      $72,883      $63,141      $41,636
                                                                      ========      ========      =======      =======      =======

FIXED CHARGES:
     Interest expensed and capitalized                                $ 96,916      $ 50,898      $40,331      $40,019      $22,147
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                   544           526          586          372           83
     An estimate of the interest component within rental expense         1,080           831          687          690          661
                                                                      --------      --------      -------      -------      -------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                          98,540        52,255       41,604       41,081       22,891
                                                                      --------      --------      -------      -------      -------

Preferred dividend requirements                                            676           130           14          187          325
Ratio of pre tax income to net income                                    1.133         1.161        1.156        1.127        1.198
                                                                      --------      --------      -------      -------      -------

PREFERRED DIVIDEND FACTOR                                                  766           151           16          211          389
                                                                      --------      --------      -------      -------      -------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                 $ 99,306      $ 52,406      $41,621      $41,292      $23,281
                                                                      ========      ========      =======      =======      =======

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS      1.59          1.72         1.76         1.53         1.79
                                                                      ========      ========      =======      =======      =======